NEWS RELEASE

HUDSON UNITED BANCORP (NYSE: HU) 1000 MACARTHUR BOULEVARD MAHWAH, NJ 07430

COMPANY CONTACTS:
Kenneth T. Neilson Chairman, President & CEO (201) 226-2631	D. Lynn Van Borkulo-Nuzzo EVP and Corporate Secretary (201) 236-2641

FOR IMMEDIATE RELEASE – June 28, 2002

HUDSON UNITED BANCORP ANNOUNCES COMPLETION OF
CONNECTICUT BANK OF COMMERCE ACQUISITION

Mahwah, NJ – June 28, 2002 – Hudson United Bancorp (NYSE: HU) announced today, that as of the close of business on June 26, 2002, in a purchase and assumption transaction with the FDIC as receiver Hudson United Bank assumed the insured deposits of Connecticut Bank of Commerce and acquired $30.6 million of the failed bank’s consumer loans and its five branch offices. Two of the branches are in Manhattan and the other three are in Connecticut.

According to the FDIC, Connecticut Bank of Commerce reported about $213 million of insured deposits at the end of March 2002. Hudson United Bank paid a premium of $17.3 million. Hudson United Bank has the right for 30 days to put back to the FDIC the consumer assets which it acquired.

“The Connecticut Bank of Commerce/FDIC acquisition provides significant business development and market share growth opportunities for Hudson United Bank. We are expanding our presence in two very important markets. We will add to our existing 31 branch offices in New York and enter the Manhattan marketplace. We will further build out our already solid presence in Connecticut with over 40 branch offices within the state,” said Kenneth T. Neilson, Chairman, President and Chief Executive Officer of Hudson United Bank.

Mr. Neilson added, “We look forward to providing quality products and services to the existing customers of Connecticut Bank of Commerce and ensuring a smooth transition.”

Hudson United Bancorp (NYSE: HU) is a community banking franchise with $6.8 billion in assets. Headquartered in New Jersey, Hudson United Bancorp owns Hudson United Bank, which operates over 200 branches throughout New Jersey, Connecticut, lower New York State and southeastern Pennsylvania.

Hudson United Bancorp’s subsidiaries offer a full array of innovative products and services to the retail and commercial markets, including imaged checking accounts, 24-hour telephone and Internet banking, bilingual ATMs, loans by phone, alternative investments, insurance products, private label credit programs, and a wide variety of commercial loans and services including asset based loans, SBA loans, merchant services, international services and cash management services. Wealth management and trust services are also provided to individuals and businesses in this marketplace. Hudson United’s Public Sector Group addresses the financial service and business relationship needs of state and local governments, schools and universities, public sector projects, charities, membership organizations and not-for-profit associations. More information about Hudson United Bank is available at www.hudsonunitedbank.com.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “consider”, “may”, “will”, or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, an unanticipated loss of acquired deposits, unanticipated problems with the necessary computer conversion, failure to realize expected cost savings or revenue enhancements from the acquisition, changes in interest rates, changes in economic conditions especially as they have been affected by recent developments, deposit and loan volume trends, continued levels of loan quality, trends in loan loss provisions, changes in relationships with customers, and the effects of legal and regulatory provisions applicable to the Company and its competitors. Actual results may differ materially from the results discussed in these forward-looking statements. The Company assumes no obligation for updating any such forward-looking statements at any time. Information on potential factors that could cause the Company’s financial results to differ from the forward-looking statements also is included from time to time in the Company’s public reports filed with the SEC, including in our Form 10-K for the year ending December 31, 2001.

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